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                                   EXHIBIT 21

                   SUBSIDIARIES OF AMERICAN HOMEPATIENT, INC.


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       NAME OF                                            STATE OF                       D/B/A
     SUBSIDIARY                                         INCORPORATION                    NAME
                                                       OR ORGANIZATION

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AHP, L.P.                                            Tennessee
AHP Alliance of Columbia                             South Carolina
AHP Finance, Inc.                                    Delaware
AHP Home Care Alliance of Gainesville                Florida
AHP Home Care Alliance of Tennessee                  Tennessee
AHP Home Care Alliance of Virginia                   Virginia
AHP Home Medical Equipment Partnership               Texas                         Paragon Home
  of Texas                                                                         Medical Equipment Partnership
AHP Knoxville Partnership                            Tennessee
Allegheny Respiratory Associates, Inc.               Pennsylvania
American HomePatient, Inc.                           Tennessee
American HomePatient of Arkansas, Inc.               Arkansas
American HomePatient of Illinois, Inc.               Illinois
American HomePatient of Nevada, Inc.                 Nevada
American HomePatient of New York, Inc.               New York
American HomePatient of Texas, L.P.                  Texas
American HomePatient Ventures, Inc.                  Tennessee
Coastal Home Care                                    South Carolina
Colorado Home Medical Equipment                      Colorado
  Alliance, LLC
Designated Companies, Inc.                           New York                      CarePlan
National Medical Systems, Inc.                       Arkansas
National I.V., Inc.                                  Arkansas
Neogenesis, Inc.                                     South Carolina
Northeast Pennsylvania Alliance, LLC                 Pennsylvania                  American HomePatient
Northwest Washington Alliance, LLC                   Washington
Outpatient Medical Network, Inc.                     Washington
Pro Med                                              South Carolina
Sound Medical Equipment, Inc.                        Washington
The National Medical Rentals, Inc.                   Arkansas
Total Home Care of East Alabama, LLC                 Alabama
Volunteer Medical Oxygen and Hospital                Tennessee
     Equipment Company, Inc.
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